                                                                      Exhibit 12


AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                     Three Months Ended                              Years Ended
                                          March 31,                                  December 31,
                                     ------------------  --------------------------------------------------------------------
(Millions)                                  2000           1999           1998           1997           1996         1995
-----------------------------------------------------------------------------------------------------------------------------
Pretax income from
    continuing operations                $   295.7        $ 1,224.2      $ 1,408.3      $ 1,511.2      $   338.7    $   726.2

Add back fixed charges                       118.5            399.5          358.5          321.9          245.1        187.0
Minority interest                             14.6             17.5           10.7           14.7           16.4         16.1
-----------------------------------------------------------------------------------------------------------------------------

    Income as adjusted                   $   428.8        $ 1,641.2      $ 1,777.5      $ 1,847.8      $   600.2    $   929.3
=============================================================================================================================

Fixed charges:
    Interest on indebtedness (1)         $    82.7        $   279.4      $   250.9      $   235.8      $   168.3    $   115.9

    Portion of rents representative
        of interest factor                    35.8            120.1          107.6           86.1           76.8         71.1
-----------------------------------------------------------------------------------------------------------------------------

    Total fixed charges                  $   118.5        $   399.5       $  358.5      $   321.9      $   245.1    $   187.0
=============================================================================================================================

  Preferred stock dividend
       requirements                            -               52.1           92.2           92.4           41.1          -
-----------------------------------------------------------------------------------------------------------------------------
  Total combined fixed charges
    and preferred stock dividend
      requirements                       $   118.5        $   451.6      $   450.7      $   414.3      $   286.2    $   187.0
=============================================================================================================================

  Ratio of earnings to fixed
      charges                                 3.62             4.11           4.96           5.74           2.45         4.97
=============================================================================================================================

  Ratio of earnings to combined
    fixed charges and preferred
    stock dividends                           3.62             3.63           3.94           4.46           2.10         4.97
=============================================================================================================================


(1) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)


                                     Page 1
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                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                    Three Months Ended                       Years Ended
                                          March 31,                          December 31,
                                    ------------------   -------------------------------------------------------
(Millions)                                 2000            1999           1998           1997           1996
----------------------------------------------------------------------------------------------------------------
Pretax income from
    continuing operations                $   292.7        $ 1,017.3      $ 1,162.7      $ 1,505.2      $   335.0

Add back fixed charges                       113.6            396.5          354.3          318.1          243.8
Minority interest                             15.1             17.2           10.8           15.7           16.4
----------------------------------------------------------------------------------------------------------------

    Income as adjusted                   $   421.4        $ 1,431.0      $ 1,527.8      $ 1,839.0      $   595.2
================================================================================================================

Fixed charges:
    Interest on indebtedness (2)         $    82.7        $   279.4      $   250.9      $   234.0      $   168.3
    Portion of rents representative
        of interest factor                    30.9            117.1          103.4           84.1           75.5
----------------------------------------------------------------------------------------------------------------

    Total fixed charges                  $   113.6        $   396.5      $   354.3      $   318.1      $   243.8
================================================================================================================

  Preferred stock dividend
    requirements                               -                -              -              -              -
----------------------------------------------------------------------------------------------------------------
  Total combined fixed charges
    and preferred stock dividend
      requirements                       $   113.6        $   396.5      $   354.3      $   318.1      $   243.8
================================================================================================================

  Ratio of earnings to fixed
      charges                                 3.71             3.61           4.31           5.78           2.44
================================================================================================================

  Ratio of earnings to combined
    fixed charges and preferred
    stock dividends                           3.71             3.61           4.31           5.78           2.44
================================================================================================================

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (Refer to Note 12 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's Exhibit 13 of the 1999 Form 10-K.)


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